UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 16, 2016

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 16, 2016, Ameris Bancorp, a Georgia corporation (the “Company”), appointed Lawton E. Bassett, III as Executive Vice President and Chief Banking Officer for the Georgia and Alabama regions of the Company and Ameris Bank, the wholly-owned banking subsidiary of the Company. Mr. Bassett will begin serving in this role immediately. In connection with this appointment, James A. LaHaise will continue in his current capacity of Executive Vice President and Chief Banking Officer for the Florida and South Carolina regions of the Company and Ameris Bank. Mr. Bassett’s chief responsibilities include the oversight of all bank-wide commercial banking initiatives, construction and municipal lending, Treasury and Cash management and Government Guaranteed/SBA lending, as well as all core banking activities throughout Georgia and Alabama. Mr. LaHaise’s chief responsibilities include the oversight of all bank-wide Marketing, Retail Banking and Mortgage, as well as all core banking activities throughout Florida and South Carolina.

Mr. Bassett has more than 25 years of financial and banking experience, including 19 with the Company, most recently serving as Regional President for Ameris Bank, where he oversaw core banking activities in 19 markets and led teams in these markets through the integration of nine financial institutions acquired by Ameris Bank. Prior to that, he served as Market President and was previously the Chief Executive Officer of Citizens Security Bank, formerly a separate wholly-owned banking subsidiary of the Company that was merged with and into Ameris Bank in 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.
President and Chief Executive Officer

Date: February 18, 2016